                                                                   EXHIBIT 10.24



                                                                  EXECUTION COPY

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                         CERTIFICATE PURCHASE AGREEMENT

                            Dated November 30, 1995

                                     among

                             DELL RECEIVABLES L.P.
                                   as Seller,

                       CORPORATE RECEIVABLES CORPORATION,
                                 as Purchaser,

                     THE LIQUIDITY PROVIDERS NAMED HEREIN,
                            as Liquidity Providers,

                         CITICORP NORTH AMERICA, INC.,
                              as Program Agent for
                       Corporate Receivables Corporation
                          and the Liquidity Providers

                                      and
                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Trustee

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
                               TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01  Defined Terms.............................................      1
SECTION 1.02  Other Definitional Provisions.............................      4

                                   ARTICLE II
                             THE PURCHASE; INCREASES

SECTION 2.01  The Purchase..............................................      4
SECTION 2.02  Increases.................................................      5
SECTION 2.03  Class A Certificates......................................      5
SECTION 2.04  Reductions to the Class A Purchase Limit..................      5
SECTION 2.05  Procedures for Making the Purchase and
                Increases...............................................      6
SECTION 2.06  Assignment by CRC to Liquidity Providers..................      7
SECTION 2.07  Term......................................................      8

                                   ARTICLE III
                          FEES AND INTEREST PROTECTION

SECTION 3.01  Fees......................................................      9
SECTION 3.02  Increased Costs...........................................      9
SECTION 3.03  Taxes.....................................................     10
SECTION 3.04  Sharing of Payments.......................................     12

                                   ARTICLE IV
             CONDITIONS PRECEDENT TO THE PURCHASE AND ALL INCREASES

SECTION 4.01  Conditions Precedent to the Purchase......................     12
SECTION 4.02  Conditions Precedent to All Increases.....................     12

                                    ARTICLE V
                                THE PROGRAM AGENT

SECTION 5.01  Authorization and Action of the Program
                Agent...................................................     13
SECTION 5.02  The Program Agent's Reliance, Etc.........................     13
SECTION 5.03  The Program Agent and Affiliates..........................     13
SECTION 5.04  Amendments, Waivers and Consents..........................     14

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
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                                   ARTICLE VI
                                   ASSIGNMENTS

SECTION 6.01  Restrictions on Assignments...............................     15
SECTION 6.02  Rights of Assignee........................................     15
SECTION 6.03  Notice of Assignment......................................     15

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.01  Participations............................................     15

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01  Amendments, Etc...........................................     15
SECTION 8.02  Notices, Etc..............................................     15
SECTION 8.03  No Waiver; Remedies.......................................     16
SECTION 8.04  Binding Effect; Survival..................................     16
SECTION 8.05  No Proceedings............................................     17
SECTION 8.06  Captions and Cross References.............................     17
SECTION 8.07  Integration...............................................     17
SECTION 8.08  Governing Law.............................................     17
SECTION 8.09  Submission to Jurisdiction................................     17
SECTION 8.10  Waiver of Jury Trial......................................     18
SECTION 8.11  Execution in Counterparts.................................     18
SECTION 8.12  Replacement of Liquidity Providers........................     18
SECTION 8.11  Reimbursement of Program Agent............................     18
SECTION 8.12  No Conflict of Interest...................................     18
SECTION 8.13  Withholding Taxes.........................................     18


EXHIBIT A                  Form of Assignment and Acceptance
EXHIBIT B                  Form of Notice of Purchase
EXHIBIT C                  Form of Notice of Increases
EXHIBIT D                  Form of Officer's Certificate

                  CERTIFICATE PURCHASE AGREEMENT dated November 30, 1995 (this "Agreement") among DELL RECEIVABLES L.P., a Texas limited partnership, as Seller (the "Seller"), CORPORATE RECEIVABLES CORPORATION ("CRC"), as purchaser (the "Purchaser"), THE FINANCIAL INSTITUTIONS LISTED FROM TIME TO TIME ON THE SIGNATURE PAGES HERETO AS LIQUIDITY PROVIDERS (individually, a "Liquidity Provider" and collectively, the "Liquidity Providers"), CITICORP NORTH AMERICA, INC., as agent (the "Program Agent") for the Purchaser and the Liquidity Providers, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Dell Trade Receivables Master Trust may issue the Series 1995-1 Certificates (as hereinafter defined) at the direction of the Seller;

                  WHEREAS, subject to the terms and conditions of this Agreement and of the Series 1995-1 Supplement, the Seller may sell the Class A Certificates to CRC or the Liquidity Providers;

                  WHEREAS, subject to the terms and conditions of this Agreement, CRC may and the Liquidity Providers shall fund from time to time Increases in the Class A Invested Amount; and

                  WHEREAS, the Class A Certificates will be held by the Program Agent for CRC and the Liquidity Providers;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

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
                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01. Defined Terms. As used in this Agreement, terms defined in the foregoing paragraphs shall have their defined meanings when used herein and the following terms shall have the following meanings:

                  "Adjusted Eurodollar Rate" shall mean, for any period selected by the Transferor and consented to by the Program Agent (including, but not limited to, one-month or three-month LIBOR), an interest rate per annum obtained by dividing (i) the rate per annum at which deposits in U.S. Dollars are offered by the principal office of Citibank in London to prime banks in the London interbank market at 11:00 a.m. (London time) two Eurodollar Business Days (as defined below) before the first day of such period by (ii) the percentage equal to 100% minus the Eurodollar Reserve Percentage (as defined below) for such Collection Period. "Eurodollar Business Day" means a day on which dealings are carried on in the London interbank market and banks are open for business in London and are not required or authorized to close in New York City. "Eurodollar Reserve Percentage" for Citibank in London for any period means the reserve percentage applicable during such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall so be applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Citibank in London in respect of liabilities or assets consisting of or including Eurocurrency liabilities as that term is used in Regulation D of the Board of Governors of the Federal Reserve System (or any successor), having a term equal to such period.

                  "Assignment and Acceptance" shall mean an assignment and acceptance in substantially the form of Exhibit A pursuant to which a Liquidity Provider assigns all or a portion of its rights and obligations under this Agreement in accordance with the terms of Section 6.01.

                  "Class A Certificate Interest" shall mean each interest in the Class A Certificates acquired by CRC or a Liquidity Provider in connection with the Purchase or any Increase in the Class A Invested Amount.

                  "Class A Certificateholder" shall mean CRC or the Liquidity Providers, as applicable.

                  "CRC" shall mean Corporate Receivables Corporation and its successors and assigns, but shall not include the Liquidity Providers as assignee under Section 2.06.

                  "Dell" shall mean Dell Computer Corporation.

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
                  "Extension Term" shall have the meaning assigned to such term in Section 2.07.

                  "Initial Term" shall mean, with respect to each Liquidity Provider Commitment, the period which commences on the date such Liquidity Provider enters into this Agreement and ends on the date which is three years from the date of this Agreement.

                  "Liquidity Provider Commitment" shall mean, as to any Liquidity Provider, the obligation of such Liquidity Provider to (i) make the Purchase pursuant to Section 2.01, (ii) purchase the Class A Certificate Interests of CRC pursuant to Section 2.06 and (iii) fund Increases in the Class A Invested Amount, in each instance up to the amount set forth opposite such Liquidity Provider's name on the signature pages hereto, subject to Section 2.02, or as otherwise set forth in an Assignment and Acceptance in connection with an assignment from a Liquidity Provider of its obligations hereunder in accordance with the terms of Section 6.01, as such amount may be reduced from time to time pursuant to Section 2.04.

                  "Liquidity Provider Commitment Percentage" shall mean, on any day and as to any Liquidity Provider, a fraction, the numerator of which is such Liquidity Provider's Liquidity Provider Commitment and the denominator of which is the Class A Purchase Limit on such day, as such percentage may be modified by assignments made from time to time pursuant to Section 6.01.

                  "Liquidity Providers" shall mean the banks and financial institutions party hereto from time to time as "Liquidity Providers" hereunder, as their names appear on the signature pages hereto under the heading "Liquidity Providers" or as otherwise set forth in an Assignment and Acceptance in connection with an assignment from a Liquidity Provider of its rights and obligations hereunder in accordance with the terms of Section 6.01.

                  "Majority of Class A Certificate Interests" shall mean holders of Class A Certificate Interests evidencing 51% of more of the aggregate Class A Certificate Interests; provided that, solely for purposes of this computation,
(i) Liquidity Providers shall be deemed to hold Class A Certificate Interests equal to their respective Liquidity Provider Commitment Percentages of such aggregate Class A Certificate Interests, whether or not they have made the Purchase or funded any Increases, and (ii) CRC's Class A Certificate Interest will be reduced by the amount set forth in clause (i) and also by the amount of any Class A Certificate Interests held by Persons other than Liquidity Providers.

                  "Obligations" shall mean all obligations of any Originator, the Seller, the Servicer or Dell to the Trustee, the Trust, the Purchaser, the Liquidity Providers, any Enhancement Provider, the other Indemnified Parties and their respective successors, permitted transferees and assigns, arising under or in connection with the Transaction Documents and the Fee Letter,

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
howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

                  "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of November 15, 1995, among the Seller, as transferor, the Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

                  "Purchase" shall mean the purchase of the Class A Certificates, whether by CRC or the Liquidity Providers.

                  "Purchase Date" shall mean the date of the Purchase.

                  "Purchase Price" shall mean the price specified in the notice from the Seller (substantially in the form of Exhibit B) delivered pursuant to
Section 2.01.

                  "Purchaser" shall mean either CRC or the Liquidity Providers, as provided in Section 2.01.

                  "Series 1995-1 Supplement" shall mean the Series 1995-1 Supplement dated as of November 15, 1995 among the Seller, the Servicer and the Trustee.

                  "Term" shall mean, with respect to each Liquidity Provider Commitment, the Initial Term and each Extension Term as provided in Section 2.07.

                  SECTION 1.02. Other Definitional Provisions. (a) All capitalized terms not otherwise defined herein are defined in the Series 1995-1 Supplement.

                  (b) As used herein, in the Class A Certificates and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.01 and accounting terms partly defined in Section
1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect in the United States from time to time.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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
                                   ARTICLE II
                             THE PURCHASE; INCREASES

                  SECTION 2.01. The Purchase. (a) CRC may, in its sole discretion, make the Purchase. CRC's election to make the Purchase is subject to the satisfaction of the conditions precedent set forth in Section 4.01.

                  (b) If CRC shall elect not to make the Purchase on the Purchase Date, the Liquidity Providers shall, subject to the satisfaction of the conditions precedent set forth in Section 4.01, make the Purchase and shall become "the Purchaser" in all respects hereunder. Each Liquidity Provider shall make the Purchase in an amount equal to its Liquidity Provider Commitment Percentage of the Purchase Price.

                  (c) Under no circumstances shall CRC or the Liquidity Providers make the Purchase if, as a result thereof, the Class A Invested Amount would exceed the Class A Purchase Limit or, in the case of a Liquidity Provider, such Liquidity Provider's Liquidity Provider Commitment.

                  SECTION 2.02. Increases. (a) CRC may, in its sole discretion, from time to time during the period from the date of this Agreement to the last day of the Revolving Period, upon the request of the Seller and subject to the satisfaction of the conditions precedent set forth in Section 4.01, fund Increases, and, upon so funding an Increase, shall acquire Class A Certificate Interests in an amount corresponding to the amount of such Increase.

                  (b) If CRC elects not to fund a requested Increase, each Liquidity Provider shall, upon the request of the Seller and subject to the satisfaction of the conditions precedent set forth in Section 4.01, fund such Increase in an amount equal to its Liquidity Provider Commitment Percentage of the amount of such requested Increase, and shall acquire CRC's Class A Certificate Interest pursuant to Section 2.06. All Increases funded by the Liquidity Providers shall be at the Assignee Rate and shall be made on a pro rata basis in accordance with the Liquidity Provider Commitments.

                  (c) Under no circumstances shall CRC or any Liquidity Provider fund any Increase to the extent that, after giving effect to such Increase and the other Increases to be funded by the other Liquidity Providers concurrently therewith, (i) the Class A Invested Amount would exceed the Class A Purchase Limit or (ii) with respect to any Liquidity Provider, the funding of such Increase would exceed its Liquidity Provider Commitment.

                  SECTION 2.03. Class A Certificates. On the Purchase Date, on each date an Increase in the Class A Invested Amount is funded hereunder and on each date the Class A Invested Amount is reduced, a duly authorized officer or employee of the Program Agent

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
shall make appropriate notations in its books and records of the Purchase Price, the amount of such Increase and the amount of such reduction, as applicable. Each of the Servicer, the Seller and the Trustee hereby authorizes each duly authorized officer and employee of the Program Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on the Seller and the Trustee absent manifest error. All Increases in the Class A Invested Amount shall be subject to reduction in accordance with the provisions of this Agreement and the Series 1995-1 Supplement.

                  SECTION 2.04. Reductions to the Class A Purchase Limit. The Seller may, from time to time, upon at least 10 Business Days' prior written notice to the Program Agent, elect to reduce the Class A Purchase Limit by an amount up to the difference between the Class A Purchase Limit at such time and the Class A Invested Amount at such time. Any such reduction shall be permanent and shall reduce the Liquidity Provider Commitments of the Liquidity Providers hereunder ratably in accordance with the Liquidity Provider Commitment Percentages.

                  SECTION 2.05. Procedures for Making the Purchase and
Increases.

                  (a) Notice of the Purchase and Increases. The Purchase and each Increase shall occur on a Business Day and shall be made or funded on notice from the Seller (substantially in the form of Exhibit B, in the case of the Purchase, or Exhibit C, in the case of an Increase) to the Program Agent received by the Program Agent not later than 12:00 noon (New York City time) on, in the case of the Purchase, the fifth Business Day immediately preceding the Purchase Date or, in the case of an Increase, on the Business Day immediately preceding the date of such increase (with a copy provided to the Trustee); provided that if the Class A Certificate Rate for the initial Collection Period for the resulting Increase is to be calculated at a rate based on the Adjusted Eurodollar Rate, then such notice must be received not later than 12:00 noon (New York City time) on the third Business Day next preceding the date of such Increase. Each notice shall specify the Purchase Price or the amount of the Increase (in each case, not to be less than $5,000,000) and the Purchase Date or date of the Increase. The Program Agent shall promptly notify the Seller and each Liquidity Provider if CRC elects in its discretion not to make the Purchase or fund an Increase.

                  (b) Delivery of the Class A Certificates. On the Purchase Date, the Seller will deliver to the Program Agent, on behalf of the Purchaser, the Class A Certificates, dated the Purchase Date, registered in the name of the Purchaser and duly authenticated in accordance with the provisions of the Pooling and Servicing Agreement against delivery by the Program Agent, on behalf of the Purchaser, to the Seller of the Purchase Price.

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
                  (c) Funding of the Purchase and Increases. On the Purchase Date and any date on which the an Increase is funded, CRC or the Liquidity Providers, as applicable, shall, upon satisfaction of the applicable conditions set forth in Article IV, deposit to the Program Agent's account, which shall be identified as "Dell Master Trust CRC Remittance Account No. 4067-5766", established at Citibank, N.A., the Purchase Price or amount of the Increase (in the case of CRC) or its Liquidity Provider Commitment Percentage of the Increase (in the case of each Liquidity Provider) in same day funds, and after receipt by the Program Agent of such funds, the Program Agent will deposit the same into the Seller's account, which shall be identified as "Dell Receivables L.P. Account No. 4068-5227", established at Citibank, N.A., the Program Agent to use its best efforts to make such deposit by not later than 12:00 noon (New York City time).

                  SECTION 2.06. Assignments by CRC to Liquidity Providers. (a) On any date during the Term (including, without limitation, any date on which CRC has elected in its discretion not to fund an Increase hereunder pursuant to
Section 2.02), CRC may, in its own discretion, upon written notice given to the Program Agent and the Seller, assign to the Liquidity Providers (in accordance with their respective Liquidity Provider Commitment Percentages) and the Liquidity Providers shall purchase all of the right and title to and interest in all Class A Certificate Interests which are then owned by CRC. Such assignment of Class A Certificate Interests shall be made upon receipt of consideration (in cash) from the Liquidity Providers equal to the lesser of:

                  (i) the aggregate amount of outstanding Class A Invested Amount plus accrued but unpaid interest thereon, and

             (ii) FAP x (OB-Writeoffs)
                  --------------------
                          LDRA

             Where:

             FAP        =    the Class A Certificates' pro rata portion of the
                             Series 1995-1 Floating Allocation Percentage

             OB         =    the Outstanding Balance of the Receivables

             Writeoffs  =    the Outstanding Balance of any Receivables which
                             have been or should have been written off, determined by the Program Agent (which determination shall be conclusive absent manifest error) in accordance with CRC's practices and policies, which practices and policies are in accordance with generally accepted accounting principles

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
             LDRA       =    a loss and dilution reserve adjustment, computed by
                             adding to the number 1 an amount (expressed as a fraction) equal to 50% of the Class A Specified
                             Loss and Dilution Reserve Percentage;

provided that no Liquidity Provider shall be required to purchase any Class A Certificate Interest to the extent that, after giving effect thereto, its Liquidity Provider Commitment Percentage of the then outstanding Class A Invested Amount would exceed its Liquidity Provider Commitment. For purposes of the foregoing computations, Outstanding Balance shall be calculated on the date, and Writeoffs shall be computed since the date, the Series 1995-1 Floating Allocation Percentage was last computed or deemed computed.

                  (b) Upon the assignment described in subsection (a) above, (i) all Class A Certificate Interests previously owned by CRC and so assigned shall become Class A Certificate Interests owned by the Liquidity Providers, (ii) the Program Agent will present the Class A Certificates to the Trustee for transfer to the Liquidity Providers and the Trustee shall register new Class A Certificates in the name of the Liquidity Providers and the Program Agent shall make appropriate notations in its books and records of such assignment and (iii) the Program Agent shall, to the extent provided under the Series 1995-1 Supplement, pay to CRC on the date of such assignment if such assignment occurs on a Distribution Date, or on the next succeeding Distribution Date, out of Collections available for such payments as provided in the Series 1995-1 Supplement, (A) to the extent CRC received the amount described in clause (ii) of Section 2.06(a) above, all accrued and unpaid interest with respect to the Class A Invested Amount related to the Class A Certificate Interests so assigned and (B) any Breakage Costs.

                  (c) The assignment of Class A Certificate Interests and the Class A Certificates from CRC to the Liquidity Providers pursuant to this
Section 2.06 shall be without recourse or warranty, express or implied, except that such Class A Certificate Interests and the Class A Certificates are free and clear of adverse claims created by or arising as a result of claims against the Program Agent or CRC. Nothing in this Section 2.06 shall be deemed to limit any rights of CRC under any other provisions of this Agreement to assign its right, title to and interest in and to any portion of the Class A Certificate Interests or the Class A Certificates owned by it.

         SECTION 2.07. Term. (a) The Initial Term of each Liquidity Provider Commitment hereunder shall be for a period commencing on the date such Liquidity Provider enters into this Agreement and ending on the date that is three years after the date of this Agreement. Prior to the expiration of the Initial Term or any Extension Term, the Program Agent may request an extension of such Term (such extended period being an "Extension Term") and each Liquidity Provider may, in its sole and absolute discretion, extend its Liquidity Provider Commitment by delivering to the Program Agent a written notice of such Liquidity Provider's commitment to extend, provided, however, that any such extension shall be ineffective if an Early Amortization Event has occurred and is continuing at the time of the proposed commencement of such Extension Term. Failure of a Liquidity Provider to deliver a notice of such Liquidity Provider's intent to grant an Extension Term shall be deemed to be an election by such Liquidity Provider not to grant an Extension Term. If less than all of the Liquidity Providers have elected to grant an Extension Term and the Program Agent has been unable to replace any Liquidity Provider which has declined to grant an Extension Term, such request for an Extension Term shall be withdrawn and the Program Agent will so notify the Liquidity Providers prior to the day on which the Term expires.

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
                                   ARTICLE III
                          FEES AND INTEREST PROTECTION

                  SECTION 3.01. Fees. The Seller shall pay to the Program Agent such fee for its own account and for the account of CRC and the Liquidity Providers in such amounts and at such times as set forth in the Fee Letter.

                  SECTION 3.02. Increased Costs. (a) If CRC or any Liquidity Provider (each, an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make the Purchase or fund Increases or otherwise to maintain its investment in the Class A Certificates or Class A Certificate Interests, then, upon demand by such Affected Person (with a copy to the Program Agent and the Seller), the Seller shall immediately pay to the Program Agent, for the account of such Affected Person (as a third party beneficiary), additional amounts sufficient to compensate such Affected Person, in light of the circumstances, for such increase in capital. A certificate as to such amounts submitted to the Seller and the Program Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction or any change (other than any change by way of imposition or increase of reserve requirements referred to in the definition of Eurodollar Reserve Percentage) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to any Liquidity Provider of any commitment to make the Purchase or to fund Increases or otherwise to maintain the investment in the Class A Certificates or Class A Certificate Interests in respect of which the Class A Certificate Rate is the Adjusted Eurodollar Rate, then, upon demand by such Liquidity Provider (with a copy to the Program Agent and the Seller), the Seller shall immediately pay to the Program Agent, for the account of such Liquidity Provider (as a third party beneficiary), additional amounts sufficient to compensate such Liquidity Provider for such increase in cost. A certificate as to such amounts submitted to the Seller and the Program Agent by such Affected Person, shall be conclusive and binding for all purposes, absent manifest error.

                  (c) CRC and each Liquidity Provider will promptly notify the Seller and the Program Agent of any event of which it has knowledge which is reasonably likely to entitle such Liquidity Provider to compensation pursuant to this Section 3.02; provided, however, that no failure to give or delay in giving such

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
notification shall adversely affect the rights of CRC or any Liquidity Provider to such compensation.

                  SECTION 3.03. Taxes. (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Seller or the Trustee to or for the benefit of CRC or any Liquidity Provider shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on, or measured by reference to, the net income of, franchise taxes imposed on, and taxes (other than withholding taxes) imposed on the receipts or gross receipts that are imposed on CRC or such Liquidity Provider by any of (i) the United States or any State thereof, (ii) the state jurisdiction under the laws of which CRC or such Liquidity Provider is organized or in which it is otherwise doing business or
(iii) any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Trustee shall be required by law to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of CRC or any Liquidity Provider, (A) such sum shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums required to be paid or deposited under this
Section 3.03) the amount received by CRC or the relevant Liquidity Provider, or otherwise deposited hereunder or under such instrument, shall be equal to the sum which would have been so received or deposited had no such deductions been made, (B) the Seller or the Trustee (as appropriate) shall make such deductions and (C) the Seller or the Trustee (as appropriate) shall pay the full amount of such deductions to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) The Seller will indemnify CRC and each Liquidity Provider for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 3.03) paid by CRC or such Liquidity Provider and any liability (including penalties, interest and expenses) arising therefrom or required to be paid with respect thereto. CRC and each Liquidity Provider agrees to promptly notify the Seller of any payment of Taxes made by it and, if practicable, any request, demand or notice received in respect thereof prior to such payment. CRC and each Liquidity Provider shall be entitled to payment of this indemnification, as owner of Class A Certificate Interests pursuant to the terms of the Series 1995-1 Supplement, within 30 days from the date CRC or such Liquidity Provider makes written demand therefor to the Program Agent and the Seller. A certificate as to the amount of such indemnification submitted to the Seller and the Program Agent by CRC or such Liquidity Provider, setting forth the calculation thereof, shall (absent manifest error) be conclusive and binding for all purposes.

                  (c) Within 30 days after the date of any payment of Taxes, the Seller or the Trustee (as the case may be) will furnish to the Program Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (d) Notwithstanding the foregoing and any other provisions of this Section 3.03, the obligations of the Trustee under this Section 3.03 shall be payable only out of the Trust Assets.

                  (e) Each Liquidity Provider that is organized under the laws of a jurisdiction other than the United States or a state thereof hereby agrees to complete, execute and deliver to the Trustee from time to time prior to the initial Distribution Date on which such Liquidity Provider will be entitled to receive distributions pursuant to the Series 1995-1 Supplement and this Agreement, Internal Revenue Service Forms 1001 or 4224 (or any successor form), as applicable, or such other forms or certificates as may be required under the laws of any applicable jurisdiction in order to permit the Seller or the Trustee to make payments to, and deposit funds to or for the account of, such Liquidity Provider hereunder and under the other Transaction Documents without any deduction or withholding for or on account of any tax or with such withholding or deduction at a reduced rate.

                  SECTION 3.04. Sharing of Payments. If CRC or any Liquidity Provider shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise) on account of any Obligation (other than pursuant to Section 3.02 of this Agreement) which is in excess of its pro rata share of the sum of payments then or theretofore obtained by CRC and the Liquidity Providers, CRC or any such Liquidity Provider shall purchase from the Liquidity Providers or CRC, as applicable, such participations in Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Liquidity Provider or CRC, as the case may be, the purchase of such participations shall be rescinded and the seller of such participation shall repay to such purchaser the purchase price of such participation to the ratable extent of such recovery together with an amount equal to such Liquidity Provider's or CRC's ratable share (according to the proportion of the amount of such seller's required repayment to such purchaser to the total amount so recovered from such purchaser) of any interest or other Amount payable by such purchaser in respect of the total amount so recovered.

                                   ARTICLE IV
             CONDITIONS PRECEDENT TO THE PURCHASE AND ALL INCREASES

                  SECTION 4.01. Conditions Precedent to the Purchase. (a) The making of the Purchase is subject to the following conditions precedent:

                  (i) the Seller shall have furnished to the Purchaser an opinion of Baker & Botts, L.L.P., counsel for the Seller, dated the Purchase Date and satisfactory in form and substance to the Purchaser, as to such matters as the Purchaser may reasonably require;

                  (ii) the Seller shall have furnished to the Purchaser an opinion of Thomas B. Green, counsel for the Seller, dated the Purchase Date and satisfactory in form and substance to the Purchaser, as to such matters as the Purchaser may reasonably require;

                  (iii) the Purchaser shall have received an opinion of Brown & Wood, counsel for the Purchaser, dated the Purchase Date and satisfactory in form and substance to the Purchaser, as to such matters as the Purchaser may reasonably require;

                  (iv) the Purchaser shall have received an opinion of in-house counsel for the Trustee, dated the Purchase Date and satisfactory in form and substance to the Purchaser, as to such matters as the Purchaser may reasonably require;

                  (v) the Purchaser shall have received a certificate, dated the Purchase Date, of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Seller in which such officer shall state that the representations and warranties of the Seller contained in this Agreement and the other Transaction Documents are true and correct, and the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to such date;

                  (vi) the Purchaser shall have received evidence satisfactory to it that, on or before the Purchase Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Texas reflecting the grant of the security interest by the Originators in the Receivables to the Transferor and the grant of the security interest by the Transferor in the Trust Assets to the Trustee, for the benefit of the Certificateholders;

                  (vii) the Class A Certificates shall have been rated "AAA" by S&P and DCR;

                  (viii) no Termination Event (as defined in the Receivables Purchase Agreement), Early Amortization Event or Servicer Default, and no event that (a) if notice of such event were given or (b) after a specified amount of time had elapsed would become a Termination Event, Early Amortization Event or Servicer Default, shall have occurred and be continuing;

                  (ix) the Revolving Period shall not have ended and an Early Amortization Period shall not have occurred and be continuing;

                  (x) any and all representations and warranties made by the Transferor and by the Servicer in the Series 1995-1 Supplement shall be true and correct in all material respects, as if repeated on such date with respect to the facts and circumstances then existing;

                  (xi) the Pooling and Servicing Agreement, Series 1995-1 Supplement, Receivables Purchase Agreement and Parent Undertaking Agreement shall be in full force and effect;

                  (xii) after making the Purchase or funding such Increase, the Class A Invested Amount shall not exceed the Class A Purchase Limit;

                  (xiii) the Program Agent shall have received by 12:00 noon (New York City time), on the Purchase Date or the date of such Increase the Daily Report, which shall be prepared on a pro forma basis and shall show that the Seller is in compliance with all of the Transaction Documents (after giving effect to the Purchase or such Increase); and

                  (xiv) the Seller shall have delivered to CRC and the Liquidity Providers an Officer's Certificate in the form of Exhibit D hereto.

                  (b) If CRC is the Purchaser, the making of the Purchase and the funding of Increases are subject to the following additional conditions precedent:

                  (i) Dell shall have a long-term senior unsecured debt rating of at least "B" from S&P and Moody's or, if Dell does not have such a rating from both S&P and Moody's, Dell shall have a long-term senior unsecured debt rating deemed by the Program Agent, in its sole discretion, to be of credit quality equivalent to at least "B+" by S&P and at least "B1" by Moody's; and

                  (ii) the Program Agent shall not have given notice that CRC will not make the Purchase or fund an Increase.

                  SECTION 4.02. Conditions Precedent to All Increases. The funding of all Increases is subject to the conditions precedent specified in subsections (viii)-(xiv) of Section 4.01 and to the conditions precedent that (a) CRC shall have made the assignment contemplated in
Section 2.06(a) of all Class A Certificate Interests it then holds and (b) all Obligors shall have been directed to remit, and shall be remitting, Collections with respect to Floorplan Receivables directly to a Dell Collection Account.

                                    ARTICLE V
                                THE PROGRAM AGENT

                  SECTION 5.01. Authorization and Action of the Program Agent. CRC and each Liquidity Provider hereby appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Program Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

                  SECTION 5.02. The Program Agent's Reliance, Etc. Neither the Program Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Program Agent under or in connection with the Transaction Documents or the Fee Letter, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Program Agent (a) may consult with independent legal counsel (including counsel for the Trust, the Seller or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) makes no representation or warranty to CRC, any Liquidity Provider or any such other holder of any interest in the Trust Assets and shall not be responsible to CRC, any Liquidity Provider or any other holder for any statements, representations or warranties made in or in connection with this Agreement, (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Transaction Documents or the Fee Letter on the part of the Trust, the Seller or the Servicer or to inspect the property (including the books and records) of the Trust, the Seller or the Servicer, (d) shall not be responsible to CRC, any Liquidity Provider or any other holder of any interest in Trust Assets for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document or the Fee Letter (except for the execution by the Program Agent of, and legality, validity and enforceability against the Program Agent of its obligations under, the Transaction Documents to which the Program Agent is a party and the Fee Letter), and (e) shall incur no liability under or in respect of the Transaction Documents or the Fee Letter by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex believed by it to be genuine and signed or sent by the proper party or parties; except in each case for gross negligence or wilful misconduct on the part of the Program Agent.

                  SECTION 5.03. The Program Agent and Affiliates. Citicorp North America, Inc. and its Affiliates (including Citibank, N.A.) may generally engage in any kind of business with the Seller or the Servicer or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Servicer or any Obligor or any of their respective Affiliates, all as if Citicorp North America, Inc. were not the Program Agent and without any duty to account therefor to CRC, any Liquidity Provider or any other holder of an interest in Trust Assets.

                  SECTION 5.04. Amendments, Waivers and Consents. CRC and the Program Agent each reserves the right, in its sole discretion (subject to the next following sentence), to exercise any rights and remedies available to the Purchaser or the Program Agent under the Transaction Documents or pursuant to applicable law, and also to agree to any amendment, modification or waiver of any Transaction Document, to the extent such Transaction Document provides for, or requires, the Purchaser's or the Program Agent's agreement, modification or waiver. Notwithstanding the foregoing, each of CRC and the Program Agent agrees for the benefit of the Liquidity Providers that it shall not, subject to the terms of the Transaction Documents:

                  (a) without the prior written consent of each of the Liquidity Providers,

                  (i) reduce in any manner the amount of, or delay the timing of, distributions to be made to any Class A Certificateholder or deposits of amounts to be so distributed, or

                  (ii) reduce any fees payable to the Program Agent or CRC which relate to payments to Liquidity Providers or delay the dates on which such fees are payable, or

                  (iii) modify any provision relating to the Series 1995-1 Loss and Dilution Reserve, the Series 1995-1 Yield/Fee Reserve or extend the Revolving Period, or

                  (iv) release Dell from its obligations under the Parent Undertaking Agreement, or

                  (v) amend or waive any Event of Termination or Early Amortization Event under any Transaction Document relating to the bankruptcy of the Seller, the Servicer or Dell.

                  (b) without the prior written consent of the Majority of Class A Certificate Interests,

                  (i) amend, modify or waive any provision of any Transaction Document which would impair any rights expressly granted to an assignee or participant, or

                  (ii) change the definitions of Defaulted Receivable, Default Ratio, Eligible Receivable, Loss to Liquidation Ratio, Net Receivables Balance, Required Net Receivables Balance, Dilution Ratio or Concentration Limit, or

                  (iii) amend any Series 1995-1 Early Amortization Event to increase the maximum permitted Default Ratio, Dilution Ratio or Loss to Liquidation Ratio, or

                  (iv) waive violations of the maximum permitted levels for the Default Ratio, Dilution Ratio or Loss to Liquidation Ratio which violations occur for more than two consecutive months or by more than 10% of such permitted levels for any time.

                                   ARTICLE VI
                                   ASSIGNMENTS

                  SECTION 6.01. Assignment. (a) At any time and from time to time, CRC or any Liquidity Provider may assign its interests hereunder in accordance with the provisions of Section 7.06 of the Series 1995-1 Supplement.

                  SECTION 6.02. Rights of Assignee. Upon any assignment in accordance with this Article VI, (a) the assignee receiving such assignment shall have all of the rights of such assignor hereunder with respect to the Class A Certificate or Class A Certificate Interest (or portion thereof) or rights associated therewith being assigned and (b) all references to such assignor in the Transaction Documents shall be deemed to apply to such assignee to the extent of its interest in the related Collections.

                  SECTION 6.03. Notice of Assignment. Each assignor shall provide notice to the Seller, the Program Agent and the Trustee of any assignment of any Class A Certificate or Class A Certificate Interest (or portion thereof) or rights associated therewith by such assignor to any assignee.

                                   ARTICLE VII
                                 PARTICIPATIONS

                  SECTION 7.01. Participations. Each Liquidity Provider may sell participations, in minimum amounts of $1,000,000, to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Liquidity Provider Commitment and the Class A Certificate Interests owned by it); provided, however, that (i) such Liquidity Provider's obligations under this Agreement (including, without limitation, its Liquidity Provider Commitment) shall remain unchanged and (ii) such Liquidity Provider shall remain solely responsible to the other parties hereto for the performance of such obligations. The Seller, the Program Agent and the other Liquidity Providers shall continue to deal solely and directly with such Liquidity Provider in connection with such Liquidity Provider's rights and obligations under this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. Subject to Section 5.04, no amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any waiver or consent shall be effective only if signed by the party waiving any right, in the specific instance and for the specific purpose for which given.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and (d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Article III shall not be effective until received. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of the Program Agent, any Liquidity Provider, any Indemnified Party, CRC or any other holder of any Class A Certificate Interest to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Program Agent and each Liquidity Provider is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Program Agent and each Liquidity Provider to or for the credit or the account of the Seller, now or hereafter existing under this Agreement, to the Program Agent, any Liquidity Provider, any Indemnified Party or CRC, or their respective successors and assigns; provided, however, that no such Person shall exercise any such right of set-off without the prior written consent of the Program Agent. Each set-off by CRC or any Liquidity Provider under this Section 8.03 against the Class A Invested Amount shall reduce the Class A Invested Amount accordingly.

                  SECTION 8.04. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and the provisions of Section 3.02 shall inure to the benefit of the Liquidity Providers and their respective successors and assigns; provided, however, that nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 6.01. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until one year and one day after the earlier of the date on which all Obligations are paid in full or the Trust shall terminate in accordance with the Pooling and Servicing Agreement. The provisions of Section 3.02 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 8.05. No Proceedings. Each of CRC, the Seller (on its own behalf and on behalf of its Affiliates), the Trustee, Citicorp North America, Inc., individually and as Program Agent, and each Liquidity Provider hereby agrees that it will not institute against CRC, or join any other Person in instituting against CRC, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of "Insolvency Event") so long as any CP Notes issued by CRC shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such CP Notes shall have been outstanding. The foregoing shall not limit the right of CRC, the Seller, the Trustee, Citicorp North America, Inc., individually or as the Program Agent, or any Liquidity Provider to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against CRC by any Person other than CRC, the Seller, the Trustee, Citicorp North America, Inc., individually or as the Program Agent, or any Liquidity Provider.

                  SECTION 8.06. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

                  SECTION 8.07. Integration. This Agreement, together with the other Transaction Documents and the Fee Letter, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and, together with all the other Transaction Documents and the Fee Letter, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                  SECTION 8.08. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF CRC OR

THE LIQUIDITY PROVIDERS IN THE TRUST ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 8.09. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Series Supplement, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such federal court and (ii) waives the defense of an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  SECTION 8.10. Consent to Service of Process. Each party to this Agreement irrevocably consents to service of process by personal delivery, certified mail, postage prepaid or overnight courier. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 8.11. Waiver of Jury Trial. Each party to this Agreement waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to this Agreement, any other Transaction Document, the Fee Letter or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course of conduct, course of dealing, statements (whether verbal of written), actions of any of the parties hereto and the Liquidity Providers or any other relationship existing in connection with this Agreement of any other Transaction Document or the Fee Letter, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

                  SECTION 8.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

                  SECTION 8.13. Replacement of Liquidity Providers. The Program Agent shall have the right, in its sole discretion, to terminate the rights and obligations of the Liquidity Providers to make the Purchase or fund Increases in the event that the applicable rating described in the definition of "Eligible Assignee" shall be downgraded. Such termination shall be effective upon written notice to such effect delivered by the Program Agent to such Liquidity Provider, whereupon the Term of such Liquidity

Provider's Commitment shall be deemed to have terminated. Upon such termination, the Liquidity Provider shall cease to have any rights or obligations with respect to future Increases under this Agreement but shall continue to have the rights and obligations of a Liquidity Provider with respect to any Increases funded by it under this Agreement prior to such termination.

                  SECTION 8.14. Reimbursement of Program Agent. Each Liquidity Provider will on demand reimburse the Program Agent its Liquidity Provider Commitment Percentage of any and all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred in connection with collecting amounts owed with respect to any Certificate in which such Liquidity Provider purchases Class A Certificate Interests for which the Program Agent is not promptly reimbursed by the Seller or otherwise. Should the Program Agent later be reimbursed by the Seller or CRC for any such amount, the Program Agent shall immediately pay to each Liquidity Provider its Liquidity Provider Commitment Percentage of such amount.

                  SECTION 8.15. No Conflict of Interest. The Program Agent and its Affiliates may accept deposits from, lend money or otherwise extend credit to, act as trustee under indentures of, and generally engage in any kind of business with, the Seller and any of its Affiliates and any Person who may do business with or own securities of the Seller or any of its Affiliates, all as though this Agreement had not been entered into and without any duty to account therefor to CRC or any Liquidity Provider.

                  SECTION 8.16. Withholding Taxes. Each Liquidity Provider warrants that it is not subject to any taxes, charges, levies or withholdings with respect to payments under this Agreement that are imposed by means of withholding by any applicable taxing authority ("Withholding Tax"). Each Liquidity Provider agrees to provide the Program Agent, from time to time upon the Program Agent's request, completed and signed copies of any documents that may be required by any applicable taxing authority to certify such Liquidity Provider's exemption from Withholding Tax with respect to payments to be made to such Liquidity Provider under this Agreement. Each Liquidity Provider agrees to hold the Program Agent and the Seller harmless from any Withholding Tax imposed due to such Liquidity Provider's failure to establish that it is not subject to Withholding Tax.

                  IN WITNESS WHEREOF, the parties hereto have caused this Certificate Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                        DELL RECEIVABLES L.P.,
                                         as Seller
                                          by DELL RECEIVABLES GEN. P. CORP,
                                          as its general partner


                                        By /s/ THOMAS J. MEREDITH
                                          --------------------------------------
                                          Name:   THOMAS J. MEREDITH
                                          Title:  PRESIDENT

                                        2112 Kramer Lane, Suite D
                                        Austin, Texas  78758
                                        Tel: (512) 728-5829
                                        Fax: (512) 728-5986


                                        CORPORATE RECEIVABLES CORPORATION,
                                         as Purchaser

                                        By: Citicorp North America, Inc.,
                                            as Attorney-in-Fact


                                        By/s/ RAYMOND F. DIZON
                                          --------------------------------------
                                          Name:   RAYMOND F. DIZON
                                          Title:  V. P.

                                        399 Park Avenue
                                        New York, New York  10043
                                        Tel: (212)
                                        Fax: (212)


                                        CITICORP NORTH AMERICA, INC.,
                                         as Program Agent


                                        By/s/ RAYMOND F. DIZON
                                          --------------------------------------
                                          Name:   RAYMOND F. DIZON
                                          Title:  V. P.

                                        399 Park Avenue
                                        New York, New York  10043
                                        Tel: (212)
                                        Fax: (212)

                               EXHIBITS




      The following Exhibits have been omitted from this filing:



            Exhibit A -- Form of Assignment and Acceptance
            Exhibit B -- Form of Notice of Purchase
            Exhibit C -- Form of Notice of Increase
            Exhibit D -- Form of Officer's Certificate



The registrant hereby undertakes to furnish supplementally a copy of any such Exhibit to the Commission upon request.